Exhibit 16.1

Lake & Associates CPA’s LLC

1905 Wright Blvd.

Schaumburg IL 60193

August 29, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 29, 2013, of  Wellesley Capital Management Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 (a) insofar as they relate to our firm.

Yours very truly,

/s/ Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

Schaumburg, Illinois